Exhibit 99

Investor Contact:	Media Contact:
Douglas A. Shumate	Mary Catherine R. Bassett
Chief Financial Officer	Director, Communications
706-385-8189	706-385-8104
dshumate@itcdeltacom.com	mbassett@itcdeltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES MUTUAL TERMINATION OF MERGER AGREEMENT WITH

FDN COMMUNICATIONS

West Point, Ga.—(December 17, 2004)—ITC^DeltaCom, Inc. (NASDAQ/NM: ITCD), a leading provider of integrated communications services to customers in the southeastern United States, today announced the mutual termination of its merger agreement with Florida Digital Network, Inc., d/b/a FDN Communications, Inc. (FDN), that was announced on September 8, 2004. No termination fees are payable by either company, and each company will bear its own merger-related expenses.

“While we are disappointed that we are unable to move forward with the transaction, we believe this mutual termination is in the best interest of our shareholders, customers and employees,” said Larry Williams, ITC^DeltaCom Chairman and CEO. “We will continue to focus on the successful execution of our operating plan.”

On September 8, 2004, ITC^DeltaCom also entered into a merger agreement with NT Corporation, d/b/a Network Telephone. Under that agreement, the completion of ITC^DeltaCom’s merger with FDN is a condition to ITC^DeltaCom’s obligation to complete its merger with Network Telephone. The prior completion of the FDN merger is also a requirement of the consent by ITC^DeltaCom’s lenders to ITC^DeltaCom’s merger with Network Telephone. Accordingly, as a result of its mutual termination agreement with FDN, ITC^DeltaCom will not proceed with the proposed Network Telephone transaction. ITC^DeltaCom and Network Telephone are currently in discussions seeking to achieve a mutual termination of their agreement.

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, headquartered in West Point, Ga., provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and consumers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 14,500 route miles, including more than 10,900 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, enhanced data, Internet, colocation and managed services, and sells customer premise equipment to end-user customers. The Company operates approximately 29 voice switches and 74 data switches, and is one of the largest competitive telecommunications providers in its primary eight-state region. ITC^DeltaCom has interconnection agreements with BellSouth, Verizon, SBC, CenturyTel and Sprint for resale and access to unbundled network elements and is a certified competitive local exchange carrier (CLEC) in Arkansas, Texas, Virginia and all nine BellSouth states. For more information about ITC^DeltaCom, visit the Company’s Web site at http://www.itcdeltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s subsequent filings with the Securities and Exchange Commission, include the Company’s dependence on new product development, rapid technological and market change, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, inability to integrate acquired companies successfully, customer reductions in services, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

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